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                                                                   EXHIBIT 10.35

                      DOSKOCIL MANUFACTURING COMPANY, INC.
                               A TEXAS CORPORATION


                            STATEMENT OF DESIGNATION
                                       OF
                            SERIES D PREFERRED STOCK


                  The undersigned, Larry Rembold, President and Chief Executive Officer of Doskocil Manufacturing Company, Inc., a corporation organized and existing under and by virtue of the Texas Business Corporation Act, as amended (the "TBCA"), hereby certifies as follows:

                  FIRST: The name of the corporation is Doskocil Manufacturing Company, Inc. (the "CORPORATION").

                  SECOND: The Board of Directors of the Corporation duly adopted a resolution as of October 12, 1999 adopting this Statement of Designation of Series D Preferred Stock of the Corporation.

                  THIRD: The resolution adopting this Statement of Designation of Series D Preferred Stock was duly adopted by all necessary action of the part of the Corporation.

                  FOURTH: The following is a true and correct copy of the preferences and relative and other rights, and the qualifications, limitations or restrictions of the Series D Preferred Stock as approved pursuant to the foregoing resolution:



                  The rights, preferences, privileges and restrictions granted to and imposed upon the Series D Preferred Stock are as set forth below:

                  .1 Designation. The fourth series of the Corporation Preferred Stock shall be designated "SERIES D PREFERRED STOCK."


                  .2 Number of Shares. The number of shares constituting the Series D Preferred Stock shall be 500,000 shares.


                  .3 Dividend Provisions.


                  (a) Subject to (i) the rights of any series of Preferred Stock, other than the Series C Preferred Stock, which may from time to time come into existence, and (ii) any loan covenant or other provision for the benefit of the holders of Senior Debt contained in any document or agreement evidencing Senior Debt, the holders of shares of Series D Preferred Stock shall be entitled to receive (i) cash dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock or any Series C


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Preferred Stock, or (ii) additional fully-paid and non-assessable shares of
Series D Preferred Stock, at the annual dividend rate of 12% per annum, payable quarterly in arrears on January 1, March 1, July 1 and September 1 of each year beginning January 1, 2000. Such dividends shall accrue on each outstanding share of Series D Preferred Stock commencing on the date of issuance thereof, whether or not earned or declared. Such dividends shall be cumulative so that, if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid, the deficiency shall, subject to the rights of any series of Preferred Stock which may from time to time come into existence, other than the Series C Preferred Stock, first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock or the Series C Preferred Stock. Except as provided in subsection (b) below, any accumulation of dividends on the Series D Preferred Stock shall not bear interest.


                  "SENIOR DEBT" shall mean all principal of, premium and interest (including, without limitation, any interest which accrues (or which would accrue but for such case, proceeding or other action) after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of this corporation (whether or not such interest is allowed or allowable as a claim in such case, proceeding or other action)) on any indebtedness created, incurred, assumed or guaranteed by this corporation and its subsidiaries (present or future), whether now existing or hereafter arising, due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, under any working capital or other credit agreement or facility with a lender, any debt issued to the public pursuant to a private placement or registration statement filed with and declared effective by the Securities and Exchange Commission, any debt incurred in connection with any past or future acquisitions by this corporation and its subsidiaries (present and future), and any sale/leaseback financing on equipment or real property of this corporation or its subsidiaries (present and future).


                  (b) If, on any dividend payment date, the holders of Series D Preferred Stock shall not have received the full quarterly dividend provided for herein (the "UNPAID DIVIDEND"), then the holders of Series D Preferred Stock shall also be entitled to additional dividends on such Unpaid Dividends (collectively, the "ADDITIONAL DIVIDENDS"). Additional Dividends shall also be cumulative and shall accrue at the same rate as dividends are then accruing on the Series D Preferred Stock, whether or not declared, for each succeeding dividend period during which accumulated annual dividends, or Additional Dividends thereon, shall remain unpaid.


                  .4 Liquidation Preference.


                  (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to (i) the rights of any other series of Preferred Stock that may from time to time come into existence, other than the Series C Preferred Stock and (ii) any loan covenant or other provision for the benefit of the holders of Senior Debt contained in any document or agreement evidencing Senior Debt, the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this


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corporation to the holders of Common Stock and Series C Preferred Stock, an amount per share equal to $100 per share of Series D Preferred Stock (as adjusted for any stock dividends, subdivisions, combinations or reclassifications with respect to such shares) plus all accrued but unpaid dividends on such share (the "SERIES D LIQUIDATION PRICE"). If upon the occurrence of such event and after payment in full of the liquidation preference of any other series of Preferred Stock that may from time to time come into existence, other than the Series C Preferred Stock, the assets and funds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of this corporation legally available for distribution after payment in full of the liquidation preference of any other series of Preferred Stock that may from time to time come into existence, other than the Series C Preferred Stock, shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the amount of such stock owned by each such holders.


                  (b) Upon the completion of (i) the distributions to the holders of Series D Preferred Stock required by Section 3.4(a) and (ii) the distributions to the holders of the Series C Preferred Stock required by Section 2.4(a) and (iii) any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, if assets remain in this corporation, the holders of the Common Stock of this corporation (based on the number of shares of Common Stock held by each), shall receive all of the remaining assets of this corporation.


                  .5 Exchange and Replacement of Certificates.


                  (a) This corporation shall keep at its principal office (or such other place as this corporation reasonably designates) a register for the registration of shares of Series D Preferred Stock. Upon the surrender of any certificates representing shares of Series D Preferred Stock at such place, this corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate (and this corporation forthwith shall cancel such surrendered certificate), subject to the requirements of all applicable securities laws and the Securityholders Agreement. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates or any issuance tax in respect thereof or other costs incurred by this corporation in connection with such issuance; provided, that this corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the surrendered certificate.


                  (b) Upon receipt of evidence reasonably satisfactory to this corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series D Preferred


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Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to this corporation, or in the case of any such mutilation, upon surrender of such certificate, this corporation shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate dated the date of such lost, stolen, destroyed or mutilated certificate. The term "OUTSTANDING" when used in this Article is referenced to shares of the Series D Preferred Stock as of any particular time and shall not include any such shares represented by any certificate in lieu of which a new certificate has been executed and delivered by this corporation in accordance with this provision but shall include instead those shares represented by such new certificate.


                  .6 Redemption.


                  (a) Subject to (i) the rights of series of Preferred Stock which may from time to time come into existence, other than the Series C Preferred Stock and (ii) any loan covenant or other provision for the benefit of the holders of Senior Debt contained in any document or agreement evidencing Senior Debt, this corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series D Preferred Stock by paying in cash per share a sum equal to $100 per share of Series D Preferred Stock (as adjusted for any subsequent stock dividends, stock splits or recapitalizations of the Series D Preferred Stock) plus all accrued but unpaid dividends, if any, on such shares (the "SERIES D REDEMPTION PRICE"). Any redemption effected pursuant to this subsection 3.6(a) shall be made on a pro rata basis among the holders of the Series D Preferred Stock based upon the number of shares of Series D Preferred Stock held by each such holder in proportion to the total number of shares of Series D Preferred Stock then held by all such holders. In the event of any redemption pursuant to this subsection 3.6(a), at least ten (10) but no more than sixty (60) days prior to any such redemption, written notice (the "Series D Redemption Notice") shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series D Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the date such redemption is to occur, the Series D Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed.


                  (b) Except as provided in this subsection 3.6(b), on or after the date of any redemption pursuant to Section 3.6 hereof, each holder of Series D Preferred Stock to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, and thereupon the Series D Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date of mailing of the Series D Redemption Notice, unless there shall have been a default in payment of the Series D Redemption Price, all rights of the holders of


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shares of Series D Preferred Stock designated for redemption (except the right to receive the Series D Redemption Price upon surrender of their certificate or certificates), including, without limitation, the right to receive dividends thereon, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. Upon consummation of any redemption of the Series D Preferred Stock, if the funds of this corporation legally available for redemption of shares of Series D Preferred Stock on the date of mandatory redemption under Section 3.6 are insufficient to redeem the total number of shares of Series D Preferred Stock to be redeemed on such date, subject to the rights of any series of Preferred Stock which may from time to time come into existence, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series D Preferred Stock. The shares of Series D Preferred Stock not redeemed on the date of any mandatory redemption shall remain outstanding and shall be entitled to all the rights and preferences provided herein, including, without limitation, accrual of dividends pursuant to
Section 3.3. At any time thereafter when additional funds of this corporation are legally available for the redemption of shares of Series D Preferred Stock, subject to the rights of any series of Preferred Stock which may from time to time come into existence in compliance herewith, other than the Series C Preferred Stock, such funds will immediately be used to redeem the balance of the shares which this corporation has become so obliged to redeem but which it has not redeemed.


                  .7 Conversion. The Series D Preferred Stock shall have no rights to convert into any other equity security of this corporation.


                  .8 Voting Rights. The Series D Preferred Stock shall have no voting rights other than those provided by law or in the Protective Provisions set forth below in Section 3.9.


                  .9 Protective Provisions.


                  (a) So long as any shares of Series D Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock:


                       (i) amend this corporation's Articles of Incorporation to, or otherwise, alter or change the rights, preferences, privileges or restrictions of the shares of Series D Preferred Stock so as to affect adversely such shares; or


                       (ii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series D Preferred Stock with respect to redemption, dividends or liquidation payments; or


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                       (iii) redeem or purchase or otherwise acquire shares of
any class of stock of this corporation, directly or indirectly, other than (A) redemptions of Series D Preferred Stock pursuant to the provisions of Section
3.6 or (B) repurchases of options or capital stock issued upon exercise of options from employees, officers, directors or consultants; (in addition, if at any time there shall be either (A) accrued and unpaid dividends on any shares of Series D Preferred Stock then outstanding or (B) any redemption required by
Section 3.6 to be made of shares of Series D Preferred Stock then outstanding which has not been made, no dividends whatsoever of any kind may be paid upon, nor may any distribution of any kind be made upon any share of any class of stock of this corporation other than the Series D Preferred Stock).


                  (b) If this corporation shall in any manner subdivide (by stock-split, stock dividend or otherwise) or combine (by reverse stock-split or otherwise) the outstanding shares of Series D Preferred Stock, the liquidation payment per share, the redemption price per share and the number of shares required to be redeemed shall be proportionately reduced or increased, as the case may be.


                  IN WITNESS WHEREOF, this Statement of Designation has been signed by the undersigned on October 12, 1999.




                            ----------------------------------------------------
                            Larry Rembold, President and Chief Executive Officer




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